EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File No. 333-1972 and File No. 333-05771) and Form S-3 (File No. 333-72664) of Everest Re Group, Ltd. of our report dated February 14, 2002, except for note 16 as to which the date is February 21, 2002, relating to the financial statements and financial statement schedules, which appears in this Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" in this Form 10-K.



PricewaterhouseCoopers LLP
New York, New York
March 19, 2002